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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 March 11, 1999


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California  95134-1706

             Re: Cisco Systems, Inc. - Registration Statement for Offering of an Aggregate of 251,388 Shares of Common Stock

Dear Ladies and Gentlemen:

               We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 251,388 shares of common stock (the "Shares") and related stock options under (i) the PipeLinks, Inc. 1997 Stock Option Plan and (ii) the iManage 1997 Stock Plan (together, the "Plans"); and (iii) the Nonstatutory Stock Option Agreement between the Company and Mr. Divatia (iv) the Nonstatutory Stock Option Agreement between the Company and Mr. Killer and (v) the Nonstatutory Stock Option Agreement between the Company and Mr. Shah (together, the "Agreements").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plans and the options outstanding thereunder and the Agreements. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans or the Agreements and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, the Agreements or the Shares.



                                            Very truly yours,

                                            /S/ BROBECK, PHLEGER & HARRISON LLP
                                            -----------------------------------
                                            BROBECK, PHLEGER & HARRISON LLP